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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

                                                              Jurisdiction of
                                                              Organization or
                         Subsidiary Name                      Incorporation
                         ---------------                      -------------

Corvis Netherlands Holding B.V.                          Netherlands

Alegty Telecom S.A.S                                     France

Corvis U.S. Holdings, Inc.                               Delaware

Corvis U.S. Operations, Inc.                             Delaware